ALLIANCE BOND FUND, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
                AllianceBernstein Bond Fund, Inc.)

     Alliance Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), certifies to the State
Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

     SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Bond Fund, Inc.

     SECOND: The charter of the Corporation is hereby amended by changing the designations of certain of the issued and unissued shares of the Common Stock of the U.S. Government Portfolio, the Quality Bond Portfolio and the Corporate Bond Portfolio as follows:

Current Name                    Amended Name
------------                    ------------

U.S. Government Portfolio       AllianceBernstein U.S. Government
   Class A Common Stock         Portfolio
                                   Class A Common Stock

U.S. Government Portfolio       AllianceBernstein U.S. Government
   Class B Common Stock         Portfolio
                                   Class B Common Stock

U.S. Government Portfolio       AllianceBernstein U.S. Government
   Class C Common Stock         Portfolio
                                   Class C Common Stock

U.S. Government Portfolio       AllianceBernstein U.S. Government
   Advisor Class Common Stock   Portfolio Advisor
                                   Class Common Stock

Quality Bond Portfolio          AllianceBernstein Quality
   Class A Common Stock         Bond Portfolio
                                   Class A Common Stock

Quality Bond Portfolio          AllianceBernstein Quality
   Class B Common Stock         Bond Portfolio
                                   Class B Common Stock

Quality Bond Portfolio          AllianceBernstein Quality
   Class C Common Stock         Bond Portfolio
                                   Class C Common Stock

Quality Bond Portfolio          AllianceBernstein Quality
   Advisor Class Common Stock   Bond Portfolio
                                   Advisor Class Common Stock

Corporate Bond Portfolio        AllianceBernstein Corporate
   Class A Common Stock         Bond Portfolio
                                   Class A Common Stock

Corporate Bond Portfolio        AllianceBernstein Corporate
   Class B Common Stock         Bond Portfolio
                                   Class B Common Stock

Corporate Bond Portfolio        AllianceBernstein Corporate
   Class C Common Stock         Bond Portfolio
                                   Class C Common Stock

Corporate Bond Portfolio        AllianceBernstein Corporate
   Advisor Class Common Stock   Bond Portfolio
                                   Advisor Class Common Stock

     THIRD: The amendment to the Charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The Charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     FOURTH: This amendment to the Charter of the Corporation will be effective on March 31, 2003, as permitted by Section
2-610.1 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, Alliance Bond Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Domenick Pugliese, the Assistant Secretary of the Corporation, this 19 day of March, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                       ALLIANCE BOND FUND, INC.


                                       By: /s/ John D.Carifa
                                           ---------------------
                                             John D. Carifa
                                             President

WITNESS:


/s/ Domenick Pugliese
---------------------
Domenick Pugliese
Assistant Secretary
00250.0123 #421103

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